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                                  EXHIBIT 10.39

ARIAD PHARMACEUTICALS, INC. HAS OMITTED FROM THIS EXHIBIT 10.39 PORTIONS OF THE AGREEMENT FOR WHICH ARIAD PHARMACEUTICALS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                LICENSE AGREEMENT

     This License Agreement, dated as of July 17, 1997 (the "Effective Date"), is between ARIAD Pharmaceuticals, Inc. 26 Landsdowne Street, Cambridge, MA 02139 ("ARIAD"),and Mitotix, Inc., One Kendall Square, Building 600, Cambridge, MA 02139 ("Mitotix").


                             W I T N E S S E T H :

     WHEREAS, ARIAD has acquired from Mitotix a certain Invention and certain Licensed Patents and Licensed Know-How (all as hereinafter defined) pursuant to a Technology Purchase and Sale Agreement of even date herewith (the "Technology Purchase Agreement"); and

     WHEREAS, in connection with such acquisition, ARIAD has agreed to [*] license Mitotix under such Invention, Licensed Patents and Licensed Know-How in the field of Diagnostic Products (as hereinafter defined) in accordance with the terms of this Agreement.

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto mutually agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 "AFFILIATE" shall mean any corporation, company, partnership and/or firm which controls or is controlled by or is under common control with Mitotix. For the purposes of this


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Paragraph, control shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such entity.

     1.2 "FIELD" shall mean the field of Diagnostic Products.

     1.3 "DIAGNOSTIC PRODUCTS" shall mean products which are intended to monitor the course of disease or therapy in humans, predict, detect or identify a disease in humans or determine the outcome of a pathological condition in humans.

     1.4 "INVENTION" shall have the meaning set forth in the Technology Purchase Agreement.

     1.5 "LICENSED PATENTS" shall mean those U.S. patent applications listed on Schedule A attached hereto, any and all patents issuing from such applications, together with any divisionals and continuations and certain continuations-in-part as set forth below of said applications and any re-examinations, extensions, or reissues of the foregoing and patents of addition thereto; and any and all foreign counterparts of any of the foregoing; provided, however, that continuations-in-part shall include only those applications claiming the benefit of the filing date of an application listed on Schedule A in which all new matter is directed to subject matter specifically described in an application listed on Schedule A.

     1.6 "LICENSED KNOW-HOW" shall mean any and all Know-How, as defined in the Technology Purchase Agreement, transferred by Mitotix to ARIAD pursuant to the Technology Purchase Agreement.


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                           ARTICLE II - LICENSE GRANT

     2.1 ARIAD hereby grants to Mitotix and Mitotix hereby accepts [*] royalty-free license [*] in the Field under the Invention, the Licensed Patents and Licensed Know-How to develop, use, make, have made, sell and import Diagnostic Products.

     2.2 Notwithstanding the foregoing, ARIAD hereby retains [*] the Licensed Patents and the Licensed Know-How to develop, use, make, have made, sell and import Diagnostic Products (i) for use in connection with therapeutic or prophylactic products that are developed, manufactured, imported or sold by ARIAD and/or parties licensing such therapeutic or prophylactic products from ARIAD ("ARIAD Therapeutic Products"), (ii) for use in determining how to utilize (e.g., dosing regimen or drug monitoring) ARIAD Therapeutic Products to treat a particular disease or patient, or (iii) for monitoring the effect of ARIAD Therapeutic Products. The foregoing right reserved to ARIAD shall not include the right to develop, use, make, have made, sell and import Diagnostic Products to generally determine the presence or absence of, or predisposition to, a disease state independent of a determination relative to the use of ARIAD Therapeutic Products.

     2.3 The license granted to Mitotix under Paragraph 2.1 of this article shall include the right to grant sublicenses of no greater scope than the license granted to Mitotix hereunder.

     2.4 In the event that prosecution of any of the Licensed Patents leads to the issuance of claims directed to [*] as defined in the Technology Purchase Agreement), ARIAD covenants that it will not enforce such claims against Mitotix or any licensee or sublicensee of Mitotix (i) to which Mitotix licenses technology developed by Mitotix which utilizes such an assay, or (ii) with which Mitotix is collaborating on a program or project which utilizes such an assay. Any such licensee or sublicensee of Mitotix may rely on ARIAD's covenant as an intended third party


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beneficiary. No license or covenant to refrain from enforcing any other patent rights owned or licensed by ARIAD is hereby expressed or implied.

                ARTICLE III - PROPRIETARY POSITION; INFRINGEMENT

     3.1 ARIAD shall be responsible, [*] for the preparation, filing, prosecution and maintenance of all patent applications and patents included in the Licensed Patents and shall use commercially reasonable efforts to obtain the issuance of [*] claims in the Field in such applications. ARIAD shall keep Mitotix reasonably informed on a timely basis as to the status of the patent applications and the patents. ARIAD shall provide advance written notice to Mitotix if, for any reason, it elects not to continue the preparation, filing, prosecution or maintenance of any of the patent applications or patents included in the Licensed Patents, [*].

     3.2 If at any time either party becomes aware of any infringement by any commercial third parties of any Licensed Patent (excluding claims of [*] as defined in the Purchase Agreement) in the Field, such party shall provide the other party with the available evidence, if any, of such infringement.

     3.3 If at any time any third party shall infringe any unexpired Licensed Patent in the Field and Mitotix shall give notice in writing to ARIAD of the existence of such infringement, then ARIAD shall have the right, but not the obligation, in the exercise of its commercially reasonable judgment, to take action to abate such infringement. [*] In the event ARIAD does not take such actions, then, subject to ARIAD's right set forth in Section 3.4, Mitotix may at its election bring suit in its own name or in the name of ARIAD against such infringer, all at the expense of Mitotix. ARIAD shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by Mitotix. Mitotix shall be entitled to receive and retain all recoveries of compensatory damages, in any form, from any suit so brought by


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Mitotix, except that ARIAD and Mitotix shall be entitled to receive an amount equal to their reasonable expenses in prosecuting the suit (in the case of Mitotix) or providing any cooperation (in the case of ARIAD) under this section. In any suit brought hereunder, (i) the parties hereto shall each cooperate in the conduct of any suit hereunder at their own expense, (ii) the parties shall share equally any recoveries, in any form, other than compensatory damages, and
(iii) if the party bringing suit decides to enter into a settlement of the suit, such settlement shall require the consent of the other party hereto, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, [*] except that ARIAD and Mitotix shall be entitled to receive an amount equal to their reasonable expenses in connection with such suit. In all events, if damages or the proceeds of settlement are not sufficient to pay the expenses of both ARIAD and Mitotix as provided above, the available amount shall be used to pay such expenses on a pro-rata basis.

     3.4 If Mitotix wishes to bring any suit pursuant to Section 3.3, it shall give ARIAD thirty (30) days' written notice. Notwithstanding the foregoing, ARIAD shall have the right to deny Mitotix the right to bring any such suit proposed to be brought by Mitotix under Section 3.3 above by written notice to Mitotix within such thirty (30) day period if ARIAD in good faith believes that the commencement or prosecution of any such suit will create an unreasonable risk of invalidating or otherwise jeopardizing the value of the Licensed Patents.

                            ARTICLE IV - TERMINATION

     If any material terms or conditions of this Agreement are breached by a party (the "breaching party") and such breach is not corrected within sixty (60) days after written notice thereof is given to the breaching party by the non-breaching party, then the non-breaching party shall have the option to terminate this Agreement by giving written notice thereof to the breaching party.


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                            ARTICLE V - ASSIGNABILITY

[*]

                       ARTICLE VI - STATUS OF THE PARTIES

     No partnership, joint venture, agency or employer-employee relationship is created hereby and neither party is authorized or empowered to make any statement, contract, warranty, representation or commitment on behalf of the other.

                    ARTICLE VII - INDEMNIFICATION; DISCLAIMER

     7.1 Except to the extent that any claims or causes of action are based upon [*] Mitotix shall defend, indemnify and hold ARIAD harmless against any and all liability, damage, loss, cost or expense resulting from any claim, suit or other action arising out of or based on Mitotix's (or its Affiliates' or sublicensees') development, manufacture, use or sale of any Diagnostic Products licensed hereunder. ARIAD shall promptly notify Mitotix of any such claim of which it has actual notice and shall cooperate with Mitotix, at Mitotix's sole expense, in the defense thereof, but the omission to so notify Mitotix will not relieve Mitotix from any liability it will have to ARIAD other than under
Section 7.1 or to the extent Mitotix is not actually prejudiced as a result of such omission. The parties shall use joint counsel, selected jointly by them, in the defense of any such claim, unless ARIAD, in the exercise of commercially reasonable judgment, determines that it needs to retain separate counsel because of an actual or potential conflict of interest between ARIAD and Mitotix. [*]

     7.2 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A


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PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE
FOREGOING.

                              ARTICLE VII - NOTICE

     Any notice required under this Agreement shall be considered given upon the earlier of: (i) when actually received at the address set forth below; or (ii) two business days after such notice, properly addressed and shipped by overnight service providing evidence of delivery or by certified mail, return receipt requested, is sent by either party to the other. The proper addresses for notice are as follows:

    If to ARIAD:              ARIAD Pharmaceuticals, Inc.
                              26 Landsdowne Street
                              Cambridge, MA 02139
                              Attention:  Chief Executive Officer

    If to Mitotix:            Mitotix, Inc.
                              One Kendall Square
                              Building 600
                              Cambridge, MA 02139
                              Attention:  President

                           ARTICLE IX - MISCELLANEOUS

     9.1 This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. Any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Boston, Massachusetts pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so


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named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of such arbitrator(s). Each party shall pay the costs of its respective arbitrator, and the parties shall share equally the costs of the third arbitrator. The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of The Commonwealth of Massachusetts shall govern.

     9.2 This Agreement, in conjunction with the Technology Purchase Agreement, constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and as such supersedes all previous written and oral negotiations, agreements, contracts, representations, letters of intent, understandings and commitments with respect thereto. This Agreement may be modified, discharged, amended, or extended only by a writing signed by a duly authorized representative of the parties.

     9.3 Should any court of competent jurisdiction later consider any portion of this Agreement to be invalid, illegal or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights or obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.


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     9.4 The parties will agree upon a press release which shall be issued promptly after the Closing under the Technology Purchase Agreement. Except as set forth in the preceding sentence, neither Mitotix nor ARIAD shall make any news release or other public statement disclosing the terms of this Agreement or of any amendment hereto, or the performance hereunder or the existence of the arrangement between the parties without the prior approval of the other party, except as required by applicable law, rule or regulation, which approval shall not be unreasonably withheld. Once a particular item of information has been disclosed as aforesaid, either party may make subsequent disclosure of such information without further approval of the other party.

     9.5 Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.6 No failure or delay of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.


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     IN WITNESS WHEREOF, and intending to be bound hereby, the parties have caused this agreement to be signed by their duly authorized representatives.

                                       MITOTIX, INC.



                                       By:/s/
                                          ----------------------------
                                       Name:
                                       Title:

                                       ARIAD PHARMACEUTICALS, INC.



                                       By:/s/
                                          ----------------------------
                                       Name:
                                       Title:









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                                   SCHEDULE A

                                LICENSED PATENTS
1   [*]

2.  [*]

3.  [*]

4.  [*]

5.  [*]

6.  [*]

7.  [*]

8.  [*]